GENERAL RELEASE AGREEMENT

This GENERAL RELEASE AGREEMENT (this “Agreement”), dated as of October 8, 2020, is entered into by and among Innocap, Inc., a Nevada corporation (“Seller”), Star Exploration Corporation a Texas Corporation (“Split-Off Subsidiary”), Paul Tidwell (“Buyer”) and Unique Logistics Holdings, Inc, a Delaware Corporation (“ULHI”). In consideration of the mutual benefits to be derived from this Agreement, the covenants and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto hereby agree as follows:

1. Split-Off Agreement. This Agreement is executed and delivered by Split-Off Subsidiary pursuant to the requirements of Section 8.3 of that certain Split-Off Agreement (the “Split-Off Agreement”) by and among Seller, Split-Off Subsidiary and Buyer as a condition precedent to the closing (the “Closing”) of the Split-Off Agreement.

2. Release and Waiver by Split-Off Subsidiary. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Split-Off Subsidiary, on behalf of itself and its permitted assigns, representatives and agents, if any (the “Split-Off Subsidiary Releasors”), hereby covenants not to sue and fully, finally and forever completely releases Seller and UHLI, along with each of their respective present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Split-Off Subsidiary or any of the other Split-Off Subsidiary Releasors has or might claim to have against any of the Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Split-Off Subsidiary or any of the other Split-Off Subsidiary Releasors arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing.

3. Release and Waiver by Buyer. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Buyer on behalf of himself and his, heirs, permitted assigns, representatives and agents, if any (the “Buyer Releasors”), hereby covenants not to sue and fully, finally and forever completely releases the Released Parties of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown which Buyer or any of the other Buyer Releasors has or might claim to have against the Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Buyer or any of the other Buyer Releasors arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing.

4. Additional Covenants and Agreements.

(a) Each of Split-Off Subsidiary and Buyer, on the one hand, and Seller, on the other hand, waives and releases the other from any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make this Agreement not binding.

(b) Each of the parties hereto acknowledges and agrees that the releases set forth herein do not include any claims the other party hereto may have against such party for such party’s failure to comply with or breach of any provision in this Agreement or the Split-Off Agreement.

(c) Notwithstanding anything contained herein to the contrary, this Agreement shall not release or waive, or in any manner affect or void, any party’s rights and obligations under the Split-Off Agreement or the Merger Agreement (as such term is defined in the Split-Off Agreement.

5. Modification. This Agreement cannot be modified orally and can only be modified through a written document signed by all of the parties.

6. Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal or unenforceable had not been contained herein.

7. Expenses. The parties hereto agree that each party shall pay its respective costs, including attorneys’ fees, if any, associated with this Agreement.

8. Further Acts and Assurances. Split-Off Subsidiary and Buyer agree that each of them will act in a manner supporting compliance, including compliance by their respective Affiliates, with all of their respective obligations under this Agreement and, from time to time, shall, at the request of Seller, and without further consideration, cause the execution and delivery of such other instruments of release or waiver and take such other action or execute such other documents as such party may reasonably request in order to confirm or effect the releases, waivers and covenants contained herein, and, in the case of any claims, actions, obligations, liabilities, demands and/or causes of action that cannot be effectively released or waived without the consent or approval of other persons or entities that is unobtainable, to use its best reasonable efforts to ensure that the Seller Released Parties receive the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement. For the purposes of this Agreement, an “Affiliate” is a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another specified person or entity.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

10. Entire Agreement. This Agreement,the Split-Off Agreement and the Merger Agreement constitute the entire understanding and agreement of Seller, Split-Off Subsidiary and Buyer and supersedes prior understandings and agreements, if any, among or between Seller, Split-Off Subsidiary and Buyer with respect to the subject matter hereof and thereof, other than as specifically referenced herein. This Agreement does not, however, operate to supersede or extinguish any confidentiality, non-solicitation, non-disclosure or non-competition obligations owed by Split-Off Subsidiary or Buyer to Seller under any prior agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this General Release Agreement as of the day and year first above written.

INNOCAP, INC.

By:
Name:
Title:

INNOCAP HOLDINGS, INC.

By:
Name:
Title:

BUYER:

Paul Tidwell

UNIQUE LOGISTICS HOLDINGS, INC.

By:
Name:
Title: